As filed with the Securities and Exchange Commission on August 10, 2009

Registration No. 333-145759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 ON FORM S-3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUGHES TELEMATICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0443717
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

41 Perimeter Center East, Suite 400

Atlanta, Georgia 30346

(770) 391-6400

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Copy To:

Gregory A. Fernicola

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

4 Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 3 on Form S-3 relates solely to the shares of common stock issuable upon exercise of warrants that were previously issued to public investors in connection with the registrant’s initial public offering, initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-145759) declared effective by the Securities and Exchange Commission on or about January 15, 2008. This Post-Effective Amendment No. 3 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 10, 2009

PROSPECTUS

HUGHES Telematics, Inc.

13,905,380 Shares of Common Stock

This prospectus relates to 13,905,380 shares of our common stock, par value $0.0001 per share, which are issuable upon the exercise of warrants originally issued in our initial public offering pursuant to a prospectus dated January 15, 2008. In order to obtain the shares, the holders of the warrants issued in our initial public offering must pay an exercise price of $7.00 per share for the 13,905,380 shares of common stock underlying these warrants. We will receive proceeds from any exercise of the warrants. The warrants expire on January 10, 2012 at 5:00 p.m., New York City time, or upon earlier redemption by us:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Our units, shares of common stock and warrants are currently traded on the Over-the-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbols “HUTCU,” “HUTC” and “HUTCW,” respectively. The most recent reported closing sale price of our units, which was on June 5, 2009, was $5.00. On August 7, 2009, the closing sale price of our common stock was $3.00 and the closing sale price of our warrants was $0.18.

We are located at 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346. Our telephone number is (770) 391-6400.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 for a discussion of information that should be considered before buying shares of our common stock and warrants.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August     , 2009

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the SEC. Unless otherwise stated in this prospectus, references to “HUGHES Telematics,” “registrant,” “we,” “us” or “the Company” refer to HUGHES Telematics, Inc., formerly known as Polaris Acquisition Corp. An investment in our shares of common stock involves risks. Therefore carefully consider the information incorporated by reference under “Risk Factors.”

Business

We were incorporated in Delaware on June 18, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business. We consummated the merger with HUGHES Telematics, Inc. on March 31, 2009, and the surviving company was renamed HUGHES Telematics, Inc.

We are an automotive telematics services company that currently provides and is developing a suite of real-time automotive services and applications. These services and applications will be enabled through a hardware component that is factory-installed in new vehicles through multi-year contractual arrangements with automakers. In other instances, these services will be available through software provided by us that interfaces with compatible third-party hardware already installed by our automaker partners in certain vehicle models or in aftermarket products installed by the vehicle owner. We have a contract to be the telematics service provider in the United States to Mercedes-Benz USA, LLC, or Mercedes-Benz, starting in the fourth quarter of 2009 and continue to market our telematics service to other automakers. Through Networkfleet, Inc., formerly known as Networkcar, Inc., our wholly-owned subsidiary, we currently offer remote vehicle monitoring and other data services through after-market hardware that is purchased separately and installed on existing fleet vehicles. Our in-Drive product provides services to consumers or other third parties through a hardware component that we have developed and which will be distributed through relationships with companies and organizations with large customer or membership bases for installation in existing vehicles.

Until recently, we also had a contract to be the telematics service provider in the United States for Chrysler LLC, now known as Old Carco LLC (“Old Chrysler”). On April 30, 2009, Old Chrysler filed for bankruptcy protection under Chapter 11 of the United States bankruptcy code. On June 10, 2009, substantially all of Old Chrysler’s assets were sold to Chrysler Group LLC (“New Chrysler”) whose owners include Italian automaker Fiat SpA, the United Auto Workers union and the United States government. At a hearing held on July 16, 2009, Old Chrysler rejected certain contracts, including our telematics services contract with Old Chrysler, and therefore, our contract was terminated. We had been in negotiations with New Chrysler concerning a new telematics services agreement. However, the parties recently reached an impasse in the negotiations and, as a result, we discontinued working with New Chrysler to deploy our hardware and launch our services in the fourth quarter of 2009 as previously planned.

Our principal executive office is located at 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346, and our telephone number is (770) 391-6400.

THE OFFERING

Securities Offered:	13,905,380 shares of common stock underlying warrants with an exercise price of $7.00 per share. The warrants expire on January 10, 2012.

Number of shares of common stock outstanding before this offering:	84,585,957

Number of shares of common stock to be outstanding after this offering:	98,491,337

OTC Bulletin Board symbol for our units:	HUTCU

OTC Bulletin Board symbol for our common stock:	HUTC

OTC Bulletin Board symbol for our warrants:	HUTCW

Offering proceeds:	Assuming the exercise of all the warrants, we would receive gross proceeds of up to approximately $97.3 million. We intend to use the proceeds to repay indebtedness, for working capital, operating expenses and other general corporate purposes.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition; or state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language contained in the documents incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	expectations regarding our growth potential;

•	our inability to have our securities listed on the NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market or another exchange;

•	our expectations and intentions regarding the use of the proceeds this offering;

•	our financial performance;

•	slower than expected development of the telematics industry or any event that causes telematics to be less attractive to consumers;

•	the loss of our strategic relationship with Mercedes-Benz;

•	the uncertainties regarding the financial stability U.S. automakers and the effects of government intervention in the automotive industry;

•	an inability to enter into a strategic relationship with additional automakers, thereby limiting our growth potential;

•	the introduction and proliferation of competitive products;

•	changes in technology;

•	an inability to achieve sustained profitability;

•	difficulties with delays or quality control with our primary vendors;

•	failure to implement our short- or long-term growth strategies;

•	the cost of retaining and recruiting our key personnel or the loss of such key personnel;

•	risks associated with the expansion of our business in size and geography;

•	operational risk;

•	geopolitical events and regulatory changes;

•	changing interpretations of generally accepted accounting principles (“GAAP”);

•	general economic conditions;

•	a continued downturn in the automotive industry; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources.

RISK FACTORS

A discussion of the risk factors relating to an investment in us and risks related to our business are included in Exhibit 99.1 to the registration statement of which this prospectus forms a part, which is incorporated herein by reference.

You should also carefully consider all of the material risks relating to the warrants described in the section entitled “Risk Factors” in the definitive proxy statement that we filed with the SEC on February 12, 2009, together with all of the other information included or incorporated by reference in this prospectus, before making a decision to exercise your warrants.

USE OF PROCEEDS

We will receive gross proceeds of up to approximately $97.3 million upon the exercise of the warrants. We will be required to use 25% of the net cash proceeds for the repayment of senior secured term indebtedness under our credit facility. We will use the remainder of the proceeds for working capital, operating expenses and other general corporate purposes. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

As of March 31, 2009, we had outstanding senior secured term indebtedness under the credit facility with an aggregate principal balance (including accrued interest which has been paid in kind) of $67.6 million. The proceeds from the incurrence of indebtedness under the credit facility were used for general corporate purposes and to pay fees and expenses related to the credit facility transaction. The senior secured term indebtedness bears interest, at our election, at (i) the Prime Lending Rate plus 10.00% or (ii) for Eurocurrency borrowings, 11.00% plus the greater of LIBOR or 3.00%. In accordance with an agreement between us and one of the senior secured note holders, the interest rate on term indebtedness with a principal amount of $5.3 million (including accrued interest which has been paid in kind) will have an interest rate of no higher than 14.00% for the term of the debt. As of March 31, 2009, we had elected that all outstanding amounts of the term indebtedness consist of Prime Lending borrowings which resulted in the term indebtedness bearing an interest rate of 13.25%.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants issued in our initial public offering. The exercise price of the warrants covering 13,905,380 shares of common stock is $7.00 per share.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

EXPERTS

The financial statements as of December 31, 2008 and 2007 and for each of the two years ended December 31, 2008 and for the period from January 9, 2006 (Inception) to December 31, 2006 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

description of the Company’ capital stock contained in the Company’s Registration Statement on Form 8-A (filed with the SEC on July 29, 2009), including any amendment or report filed for the purpose of updating such description;

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed with the SEC on March 30, 2009), except with respect to the financial statements included therein, which have been superseded by the financial statements in the Current Report on Form 8-K filed with the SEC on July 24, 2009;

•	Quarterly Report of Form 10-Q for the period ended March 31, 2009 (filed with the SEC on May 15, 2009);

•

Current Reports on Form 8-K filed with the SEC on January 30, 2009, February 12, 2009, March 3, 2009, March 12, 2009, March 20, 2009, March 30, 2009, March 31, 2009 (8-K/A), April 6, 2009 (5:23 p.m.), April 6, 2009 (5:29 p.m.), May 22, 2009, June 2, 2009 (8-K/A), June 4, 2009, June 12, 2009, June 29, 2009, July 6, 2009, July 17, 2009 and July 24, 2009, provided , however , the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K; and

•	the definitive proxy statement filed with the SEC on February 12, 2009 and the proxy supplement thereto filed with the SEC on March 20, 2009.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to HUGHES Telematics, Inc., 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346, Attention: General Counsel or (770) 391-6400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which is part of a registration statement filed with the SEC, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and exhibits filed with the registration statement.

You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings, including reports, proxy statements and other information regarding issuers that file electronically with the SEC, are also available to the public at no cost from the SEC’s website at http://www.sec.gov .

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$0	*
Legal Fees	$10,000
Accounting Fees	$15,000
Miscellaneous	$5,000
TOTAL	$30,000

*	Previously paid. See Explanatory Note following cover page of this Post-Effective Amendment No. 3 on Form S-3 to Form S-1.

Item 15.	Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation, referred to herein as the “certificate of incorporation,” provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Company’s amended and restated by-laws, referred to herein as the “by-laws,” provide for the same indemnification for directors and officers of the Company.

The Company’s amended and restated certificate of incorporation also provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is a party or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Company’s by-laws provide that the Company will indemnify any of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, referred to herein as a “Third Party Proceeding,” by reason of the fact that he or she was or is a director or officer, employee or agent of the Company, acting solely in such capacity, or a person serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise, each referred to herein as an “Authorized Representative,” against his or her expenses and liabilities (including attorneys’ fees), actually and reasonably incurred by him or her in connection with the Third Party Proceeding if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the Company’s best interests and, with respect to any Third Party Proceeding involving potential criminal liability, referred to herein as a “Criminal Third Party Proceeding,” had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Third Party Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Company’s best interests or, with respect to any Criminal Third Party Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Company’s by-laws provide that the Company will indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by the Company to produce a judgment in favor of the Company’s shareholders, or any threatened, pending or completed action or suit in the right of the Company by the

Company’s stockholders to procure a judgment in the Company’s favor, referred to herein as a “Derivative Action,” by reason of the fact that the director or officer was or is an Authorized Representative of the Company, against his or her expenses (including attorneys’ fees) actually and reasonably incurred by the director or officer in the action if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the Company’s best interests; except that no indemnification will be made in respect of any claim, issue or matter as to which he or she has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court of common pleas, or other similarly constituted state court, located in the county where the Company’s registered office is located or the court in which such Derivative Action is or was pending, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

An Authorized Representative of the Company (other than a director or officer of the Company) may be indemnified by the Company or have his or her expenses advanced in accordance with the procedures described below. To the extent that an Authorized Representative of the Company has been successful on the merits or otherwise in defense of any Third Party Proceeding or Derivative Action or in defense of any claim, issue or matter therein, the Authorized Representative will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Indemnification under the provisions of the Company’s by-laws described above (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Authorized Representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth above or has been successful on the merits or as otherwise in defense of any Third Party Proceeding or Derivative Action and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(a) by the Company’s board of directors or a committee thereof, acting by a majority vote of a quorum consisting of the Company’s directors who are not parties to a Third Party Proceeding or Derivative Action, referred to herein as “Disinterested Directors”; or

(b) if a quorum is not obtainable or, even if obtainable, a majority vote of a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion; or

(c) by the Company’s stockholders.

The Company’s certificate of incorporation and by-laws provide that expenses incurred in defending a Third Party Proceeding or Derivative Action will be paid on behalf of a director or officer, and may be paid on behalf of any other Authorized Representative under the by-laws, by the Company in advance of the final disposition of the action as authorized in the manner provided above upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the Company’s certificate of incorporation or by-laws. The financial ability of any Authorized Representative to make repayment will not be a prerequisite to making of an advance. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Company’s board of directors deems appropriate.

The certificate of incorporation provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the certificate of incorporation.

The indemnification provided by the Company’s by-laws is not deemed to be exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action taken in another capacity while holding his or her office or position, and will continue as to a person who has ceased to be an Authorized Representative of the Company and will inure to the benefit of his or her heirs and personal representatives.

The Company’s by-laws provide the Company may purchase and maintain insurance on behalf of any person who is or was an Authorized Representative against any expenses and liabilities asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such expenses and liabilities under the provisions of the Company’s by-laws.

The Board of Directors of the Company is expected to approve a form of Indemnification Agreement (the “Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company may from time to time enter into additional indemnification agreements with future directors and officers of the Company or other key personnel.

Each of the Indemnification Agreements is expected to provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as a director or officer of the Company, such indemnitee was, is or is threatened to be made a party or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature, against all losses, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in writing in advance by the Company) and incurred by such indemnitee in connection with such proceeding. In addition, each of the Indemnification Agreements is expected to provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the Indemnification Agreements is expected to preclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under the Company’s governance documents, or any other agreement, any vote of the stockholders of the Company or any applicable law.

Item 16.	Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2009.

HUGHES TELEMATICS, INC.

By:	/s/ Jeffrey A. Leddy
	Name:	Jeffrey A. Leddy
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2009. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ Jeffrey A. Leddy Jeffrey A. Leddy	Director and Chief Executive Officer	August 10, 2009

/s/ Craig J. Kaufmann Craig J. Kaufmann	Vice President Finance and Treasurer	August 10, 2009

* Andrew D. Africk	Director	August 10, 2009

* Marc V. Byron	Director	August 10, 2009

* Andrew P. Hines	Director	August 10, 2009

* Warren N. Lieberfarb	Director	August 10, 2009

* Steven Martinez	Director	August 10, 2009

* Matthew H. Nord	Director	August 10, 2009

* Aaron J. Stone	Director	August 10, 2009

* Mark VanStekelenburg	Director	August 10, 2009

Craig J. Kaufmann, by signing this document on behalf of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such person and either previous filed or filed herewith.

By:	/s/ Craig J. Kaufmann
Craig J. Kaufmann
Attorney-in-Fact

EXHIBIT INDEX

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Additional information about the registrant may be found elsewhere in this registration statement and in the registrant’s other public filings, which are available without charge through the SEC’s website at www.sec.gov.

Exhibit	Description

2.1	Second Amended and Restated Merger Agreement, dated March 12, 2009, by and among Polaris Acquisition Corp., HUGHES Telematics, Inc., and Communication Investors, LLC (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated March 12, 2009)

4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 6, 2009)

4.3	Specimen Warrant Certificate (incorporated by reference from Exhibit 4.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))

4.4	Form of Unit Purchase Option (incorporated by reference from Exhibit 4.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))

4.5	Form of Warrant Agreement (incorporated by reference from Exhibit 4.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))

5.1	Opinion of legal counsel (incorporated by reference from Exhibit 5.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-145759))

23.1*	Consent of PricewaterhouseCoopers LLP

23.4	Consent of legal counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference from Exhibit 24.1 to Registrant’s Post-effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (File No. 333-145759))

24.2*	Power of Attorney of Marc V. Byron

99.1*	Risk Factors

*	Filed herewith.